Exhibit 10.12

EXCLUSIVE LICENSE AGREEMENT

between

TUFTS UNIVERSITY
Boston, Massachusetts

(TUFTS)

and

DIGITAL GENOMICS, INC.
Cambridge, Massachusetts

(LICENSEE)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

This Exclusive License Agreement (together with its Appendices, the “Agreement”) is effective as of June   , 2007 (“Effective Date”) by and between the TRUSTEES OF TUFTS COLLEGE, a/k/a TUFTS UNIVERSITY, a Massachusetts non-profit educational corporation having offices at the Office of Technology Licensing and Industry Collaboration, 136 Harrison Avenue, Boston, MA 02111 (“TUFTS”), and Digital Genomics, Inc., a Delaware corporation with a principal place of business at 1 Memorial Drive, 7th Floor, Cambridge, MA 02124, c/o Flagship Ventures (“LICENSEE”).

ARTICLE I
BACKGROUND

1.1                               TUFTS possesses certain rights in the Licensed Patents (defined below) covering inventions from the laboratory of David Walt, as described in TUFTS case nos. T001085, T001177, T001296, T001321, T001355, T001395 and T001408.  TUFTS wishes to have products developed and marketed under the Licensed Patents made available to the public at the earliest possible time.  LICENSEE wishes to obtain an exclusive license under TUFTS’ interest in the Licensed Patents and Technology to develop and market products and services based thereon.  In consideration of these premises and the mutual promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree to the terms and conditions set forth in this Agreement.

ARTICLE II
DEFINITIONS

Unless this Agreement expressly provides otherwise, the following terms, whether used in the singular or plural, will have the meanings set forth below:

2.1                               “Affiliate” means any person, corporation, company, partnership, joint venture, firm or other entity which controls, is controlled by or is under common control with a Party.  For purposes of this Section 2.1, “control” will mean:  (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the stock or shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

2.2                               “Calendar Quarter” means each three (3) month calendar period ending March 31st, June 30th, September 30th and December 31st.

2.3                               “Confidential Information” means all non-public scientific, technical, financial or business information which is disclosed by one Party (“disclosing Party”) to the other (“receiving Party”) and which is treated by the disclosing Party as confidential or proprietary.  Confidential Information of a disclosing Party may include third party information.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.4                               “Exclusive” means that, subject to Sections 3.3, 3.4 and 3.6, TUFTS will not grant further licenses to the Licensed Patents in the Field in the Territory.

2.5                               “Field” means all fields.

2.6                               “First Commercial Sale” means the earliest date on which LICENSEE transfers a Licensed Product for compensation (including equivalent cash value for trades or other non-cash payments) or the earliest date on which LICENSEE provides Licensed Services for compensation (including equivalent cash value for trades or other non-cash payments).  The transfer of Licensed Products by LICENSEE strictly for its own laboratory research and development purposes, beta-testing and/or clinical testing does not constitute a First Commercial Sale for the purposes of this Agreement, provided that LICENSEE receives no payment or other compensation or value for such Licensed Product in excess of the fully burdened (i.e., direct and indirect) costs of producing and transporting such materials.

2.7                               “Improvement Inventions” means the technology, inventions, and patents and patent applications covering inventions that are conceived, invented, discovered, originated, prepared, learned, generated, obtained or made in the laboratory of David Walt as defined as an Invention, a TUFTS Invention or a Joint Invention pursuant to the Sponsored Research Agreement.  Improvement Inventions shall in all respects be considered and treated as Licensed Patents and this Agreement shall be amended accordingly.

2.8                               “Infringement Notice” has the meaning set forth in Section 7.1.

2.9                               “Licensed Patents” means all patents and patent applications identified on Appendix A to this Agreement together with all corresponding patent applications filed in other jurisdictions, all United States and foreign patent applications filed after the Effective Date arising directly from the Sponsored Research Agreement in the laboratory of David Walt, and:  (a) all divisions, continuations and continuations-in-part thereof; (b) all patents issuing thereon; (c) all reissues and extensions thereof.

2.10                        “Licensed Products” means any product which, or the manufacture, use or sale of which, is covered by a Valid Claim of the Licensed Patents.

2.11                        “Licensed Services” means the provision of services which is covered by a Valid Claim of the Licensed Patents.

2.12                        “Net Sales” means, with respect to a Licensed Product or Licensed Services, the gross amount invoiced by LICENSEE or its Affiliates on sales or other dispositions of that Licensed Product or Licensed Services to third parties less the sum of:  (a) trade, cash and quantity discounts or rebates actually allowed or taken; (b) credit or allowances given or made for rejection of or return of, previously sold Licensed Products or for retroactive price reductions (including Medicare and similar types of rebates); (c) charges for insurance, freight, and other transportation costs directly related to the delivery of the Licensed Product and invoiced by LICENSEE, its Affiliates or Sublicensees; and (d)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

sales, transfer and other excise taxes levied on the sale or delivery of that Licensed Product or Licensed Services (including any tax such as a value added or similar tax or government charge) borne by the seller thereof, other than franchise or income tax of any kind whatsoever. Sales commissions, bad debt and costs of collections are not deductible from the gross sales price when calculating Net Sales.

In the event that a Licensed Product is sold in any country in the form of a combination product containing one or more functional elements in addition to such Licensed Product, Net Sales of such combination product will be adjusted by multiplying actual Net Sales of such combination product in such country by the fraction A/(A+B), where A is the average invoice price of the Licensed Product in such country, if sold separately in such country, and B is the average invoice price of any other functional elements in the combination in such country, if sold separately in such country.  If, in a specific country, the other functional elements in the combination product are not sold separately in such country, Net Sales shall be calculated by multiplying actual Net Sales of such combination product by the fraction A/C, where A is the average invoice price of the Licensed Product in such country and C is the invoice price of the combination product in such country.  If, in a specific country, the Licensed Product is not sold separately in such country, Net Sales shall be calculated by multiplying actual Net Sales of such combination product by the fraction C-B/C, where B is the average invoice price of the other functional elements in the combination product in such country and C is the invoice price of the combination product in such country.  The invoice price for the Licensed Product and for each other functional element shall be for a quantity comparable to that used in the combination product and of the same class, purity and potency.  If, in a specific country, both the Licensed Product and the other functional elements in the combination product are not sold separately in such country, a market price for the Licensed Product and the other functional elements in the combination product shall be negotiated in good faith by the Parties.

The foregoing paragraph shall also apply to Licensed Services, which are provided in the form of combination services by replacing Licensed Product with Licensed Services and combination product with combination services.

2.13                        “Party” means LICENSEE or TUFTS; “Parties” means LICENSEE and TUFTS.

2.14                        “Sponsored Research Agreement” means that certain sponsored research agreement entered into between TUFTS and LICENSEE and dated June     , 2007.

2.15                        “Sublicensee” means a third party which is not an Affiliate of LICENSEE and to whom LICENSEE has granted a sublicense in accordance with the twits of this Agreement to research, develop, use, make, have made, import, distribute, offer for sale and/or sell Licensed Products and Licensed Services.  Without limiting the generality of the foregoing, a Sublicensee will be deemed to include any third party who is granted a sublicense hereunder by LICENSEE pursuant to the terms of the outcome or settlement of any infringement or threatened infringement action.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.16                        “Technology” means: all TUFTS non-patentable inventions, discoveries, processes, methods, compositions, formulae, procedures, protocols, techniques, and improvements thereof, and results of experimentation and testing, information, and data relating to the Licensed Patents.

2.17                        “Territory” means worldwide.

2.18                        “Valid Claim” means:  (a) any claim pending (and in the case of Section 5.6, only if the claimed subject matter has been pending for less than six (6) years (seven (7) years in Japan)) under a patent application included within Licensed Patents; or (b) any issued patent included within Licensed Patents, which in either case has not been withdrawn, cancelled or disclaimed, nor held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision.

ARTICLE III
LICENSE

3.1                               Grant.  Subject to the terms and conditions of this Agreement, TUFTS hereby grants to LICENSEE and its Affiliates an exclusive license under the Licensed Patents and a non-exclusive license under the Technology to research, develop, commercialize, use, make, have made, import or have imported, distribute or have distributed, offer for sale or have offered to sale, and/or sell or have sold Licensed Products and Licensed Services in the Field and in the Territory.  The foregoing license includes the right to grant sublicenses under the Licensed Patents subject to the terms set forth in Section 3.3 below.  Except as explicitly set forth herein, no other rights are intended or granted.

3.2                               Term.  The license granted in Section 3.1 of this Agreement will continue in effect on a country-by-country basis as long as there is a Valid Claim of a Licensed Patent in each such country.

3.3                               Sublicenses.  LICENSEE may grant sublicenses hereunder provided that:

(a)                                 all sublicenses are subject to and consistent with the terms and conditions of this Agreement;

(b)                                 no sublicense shall relieve LICENSEE of any of its obligations hereunder, and LICENSEE shall be responsible for the acts or omissions of its Sublicensees and for compliance by them with their obligations, and LICENSEE shall take all reasonable steps necessary to enforce that compliance to the extent required to allow LICENSEE to fully comply with all of its obligations under this Agreement;

(c)                                  each sublicense provides that:  (i) except as otherwise permitted under (iii) below, the sublicense may not be sublicensed or assigned to another party without the prior approval of TUFTS; (ii) the obligations to TUFTS under Sections 3.6, 3.7, 3.8, 3.9, 5.8, 5.9, 5.10, 8.1, 9.2, 11, and 12.3 will be binding on the Sublicensee

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

and be enforceable both by TUFTS and LICENSEE; and (iii) in the event of the license from TUFTS to the LICENSEE terminating or becoming non-exclusive, each sublicense shall be bound directly to TUFTS under the terms of this Agreement to the extent applicable (e.g., if there is a limited field sublicense by the LICENSEE then the applicable Sublicensee would only have a direct license from TUFTS for such limited field;

(d)                                 LICENSEE furnishes to TUFTS a true and complete copy of each sublicense agreement and each amendment thereto, within thirty (30) days after the sublicense or amendment has been executed; and

(e)                                  no sublicense relieves LICENSEE of any of its obligations under this Agreement.

If LICENSEE is unable or unwilling to serve or develop a potential market or market territory in the Field in the Territory for which there is a third party willing to do so, LICENSEE will consider in good faith a request by TUFTS to negotiate in good faith a sublicense hereunder to such third party.

3.4                               Retained Rights.  LICENSEE agrees that TUFTS shall have the right to practice the Licensed Patents both on its own and/or in collaboration with third party academic or not-for-profit research institutions, solely for non-commercial purposes, and not for sale, license, or other distribution.

3.5                               No Ownership Rights.  This Agreement provides LICENSEE no ownership rights of any kind in the Licensed Patents.  All ownership rights remain the property of TUFTS.  TUFTS will retain all original versions of Licensed Patents and will retain control over the same at all times.  The delivery of Licensed Patents and the grant of license rights thereto under this Agreement do not constitute a sale of the same.

3.6                               Government Rights.  In accordance with Public Laws 96-517, 97-256 and 98-620, codified at 35 U.S.C. §§ 200-212, and 37 CFR Part 401, the United States government retains certain rights to inventions arising from federally supported research or development.  Under these laws and implementing regulations, the government may impose requirements on such inventions.  Products embodying inventions subject to these laws and regulations sold in the United States must be substantially manufactured in the United States.  The rights granted in this Agreement are expressly made subject to these laws and regulations as they may be amended from time to time.  LICENSEE will be required to abide by all such laws and regulations to the extent applicable.

3.7                               Export Restrictions.  LICENSEE acknowledges that it and its Affiliates and Sublicensees are subject to all United States laws and regulations (including the Export Administration Act of 1979 and the Arms Export Control Act (collectively, the “Export Acts”)) that control the export of technical data, computer software, laboratory prototypes, biological materials and other commodities.  The transfer of those items may require a license from the United States Government and written assurances by LICENSEE that it will not export such items to certain foreign countries without prior approval from the United

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

States Government.  If LICENSEE wishes to export any of the Licensed Products, LICENSEE will, and will cause its Affiliates and Sublicensees to, at all times:  (a) comply with the Export Acts and obtain all required export licenses and approvals necessary to comply with the Export Acts and any other applicable law; and (b) be solely responsible for ensuring that the Licensed Products comply with all applicable laws and regulations of any foreign governmental authorities having jurisdiction over LICENSEE or the Licensed Products.

3.8                               Marking.  LICENSEE will mark, and will cause its Affiliates and Sublicensees to mark, all Licensed Products (or their packaging, containers or labels) with patent right notices that will enable the Licensed Patents to be enforced to their full extent in any country where the Licensed Products are made, used or sold.

3.9                               Compliance.  LICENSEE agrees, and will cause its Affiliates and Sublicensees to agree, to obtain all regulatory approvals required for the development, clinical testing, manufacture and sale of Licensed Products.

ARTICLE IV
DILIGENCE

4.1                               Requirements.  As an inducement to TUFTS to enter into this Agreement, LICENSEE agrees to use commercially reasonable efforts to proceed with the development, manufacture, and sale or lease of at least one Licensed Product and to use commercially reasonable efforts to develop a market for such Licensed Product.  Without limiting the foregoing, the LICENSEE will be deemed to be meeting the diligence requirement set forth in the foregoing sentence if LICENSEE achieves the performance milestones listed in Appendix B.

4.2                               Additional Fees.  If LICENSEE fails to achieve any performance milestone set forth in Appendix B, in addition to any other fees and/or royalties which may be due hereunder, LICENSEE may pay TUFTS a non-refundable, non-creditable additional license maintenance fee of [***] for each [***] delay in achieving each such performance milestone in order to be deemed to be meeting the performance milestones.  LICENSEE may delay the achievement of each such performance milestone in this manner by no more than [***].

4.3                               Reports.  No later than sixty (60) days after each anniversary of the Effective Date, LICENSEE will provide to TUFTS a written annual progress report in the form attached as Appendix C regarding the progress of LICENSEE on research and development, regulatory approval, manufacturing, sublicensing, marketing and sale of Licensed Products and Licensed Services during the preceding twelve (12) month period and plans for the forthcoming year.  Any such reports will be treated as Confidential Information of LICENSEE.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE V
FEES, MILESTONES, ROYALTIES AND REPORTS

5.1                               License Issue Fee.  LICENSEE will pay to TUFTS a non-refundable, non-creditable license issue fee of [***] within thirty (30) days of the Effective Date.

5.2                               Equity Grant.  In partial consideration of the license granted LICENSEE under this Agreement, LICENSEE shall issue to TUFTS [***] shares of LICENSEE’s common stock as of the Effective Date.

5.3                               Patent Prosecution Fees.  LICENSEE will reimburse TUFTS for all of TUFTS’ unreimbursed out-of-pocket costs associated with the preparation, filing and prosecution of the Licensed Patents (“Patent Expenses”) as follows:

(a)                                 LICENSEE shall reimburse TUFTS for all Patent Expenses incurred on or after the Effective Date within thirty (30) days of receipt of an invoice for such Patent Expenses.

(b)                                 For all Patent Expenses incurred prior to the Effective Date, which total [***], LICENSEE shall reimburse TUFTS in two (2) installment payments:

(i)                                     [***] within thirty (30) days of the Effective Date of this Agreement; and

(ii)                                  [***], within thirty (30) days of the second anniversary of the Effective Date of this Agreement.

5.4                               [***].

5.5                               [***].

5.6                               Royalties.

(a)                                 LICENSEE will pay to TUFTS earned royalties at the rate of [***] of Net Sales by LICENSEE and its Affiliates of Licensed Products that infringe a Valid Claim of the Licensed Patents in the country of sale.  The obligation to pay royalties under this Agreement will be imposed only once with respect to the same unit of Licensed Product sold by LICENSEE or its Affiliates.

(b)                                 For the provision of Licensed Services that infringe a Valid Claim of the Licensed Patents in the country of provision of Licensed Services, LICENSEE will pay to TUFTS [***] of the Net Sales earned by LICENSEE and its Affiliates..

(c)                                  Royalties payable to TUFTS pursuant to Sections 5.6(a) and 5.6(b) shall be paid, on a country-by-country and Licensed Product-by-Licensed Product or Licensed Service-by-Licensed Service basis, as applicable, during the period of time beginning upon the date of First Commercial Sale of a Licensed Product or Licensed Service in that country, and ending upon the expiration of the last-to-

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

expire Valid Claim of a Licensed Patent claiming the composition, manufacture or use of such Licensed Product or Licensed Service in that country.

(d)                                 Notwithstanding the foregoing, no royalties will be payable on Net Sales to government entities for sponsored research or academic collaborations performed at or below cost.

5.7                               Royalty “Stacking”.  If LICENSEE or its Affiliates are required to license or otherwise acquire the use of any intellectual property or technology from a third party in order to make any Licensed Product or Licensed Service commercially viable or competitive, LICENSEE may offset up to [***] of any royalty payments paid to such third party against any royalty payments that are due to TUFTS.  However, the royalty payments due to TUFTS may never be reduced by more than [***] in any Calendar Quarter.  For avoidance of doubt, LICENSEE may carryover any excess royalty payments made to third parties and not applied against royalty payments to TUFTS from year to year.  For purposes of this Section 5.7, “royalty payments” means running royalties, advance payments made to running royalties, fully paid up royalties and any other payment made in lieu of paying running royalties.  For the sake of clarity, “royalty payments” does not encompass license initiation fees or reimbursable expenses, such as patent prosecution expenses or research and development fees.

5.8                               [***].

5.9                               Taxes.  Any tax required to be withheld under the laws of any jurisdiction on royalties or other amounts payable to TUFTS by LICENSEE under this Agreement will be promptly paid by LICENSEE for and on behalf of TUFTS to the appropriate governmental authority, and LICENSEE will furnish TUFTS with sufficient proof of payment of the tax together with official or other appropriate evidence issued by the competent governmental authority. LICENSEE and TUFTS will use all reasonable and legal efforts to reduce taxes on payments to be made to TUFTS and will cooperate with one another in claiming exemption from non-U.S. withholding and deductions under any agreement or treaty that may be in effect.  TUFTS will be entitled to payment in full from LICENSEE of all amounts provided for under this Agreement without regard to whether any taxes are determined to be due with respect to such amounts.

5.10                        Records.  LICENSEE will keep, and will require all Affiliates and Sublicensees to keep, true and accurate books of accounts and other records containing all information and data which may be necessary to ascertain and verify the royalties payable under this Agreement.  During the term of this Agreement and for a period of three (3) years following its termination or expiration, TUFTS will have the right from time to time (not to exceed once during each calendar year) to have an independent certified public accountant inspect such books and records of LICENSEE and its Affiliate (an “Audit”).  Any such independent certified accountant will be reasonably acceptable to LICENSEE, will execute a standard form of confidentiality agreement with LICENSEE, and will be permitted to share with TUFTS solely its findings with respect to the accuracy of the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

royalties reported as payable under this Agreement.  Such examination will be at TUFTS’ expense, except that if such examination shows an underreporting or underpayment (a) in excess of [***] for any two consecutive Calendar Quarters or (b) in an amount greater than [***] for any calendar year (an “Underpayment”), then LICENSEE will pay any additional sum that would have been payable to TUFTS had the LICENSEE or its Affiliate reported correctly (the “Underpayment Amount”), plus interest on said sum at the rate of [***] per month, or the maximum rate of interest that can be charged under applicable law, starting with the month on which such payment should have been made, as well as the cost of such examination.  After the first Underpayment, for each subsequent Underpayment by LICENSEE, in addition to the other amounts due as set forth in the preceding sentence, LICENSEE shall also pay to TUFTS [***] of the Underpayment Amount.

ARTICLE VI
PATENT FILINGS AND MAINTENANCE

6.1                               Patent Filings.  TUFTS will be responsible for and undertake with the assistance of LICENSEE’s designated patent counsel reasonably acceptable to TUFTS, at LICENSEE’s expense and in consultation with LICENSEE, the preparation, filing, prosecution, and maintenance of patent applications and patents within the Licensed Patents.  TUFTS will not, without prior written notice to LICENSEE, abandon any part of Licensed Patents.  In the event TUFTS determines not to prepare, file, prosecute or maintain any patent application or patent within the Licensed Patents in any country, TUFTS will promptly notify LICENSEE thereof, and LICENSEE will have the right, at its own expense, to prepare, file, prosecute and maintain any such patent application or patent in such country.  LICENSEE may elect to surrender any patent application or patent in Licensed Patents in any country upon sixty (60) days prior written notice to TUFTS.  Such notice will relieve TUFTS from its obligations regarding such surrendered patent application or patent under Section 6.2 below and will relieve LICENSEE from the obligation to reimburse TUFTS for future patent expenses but will not relieve LICENSEE from the responsibility to reimburse TUFTS for patent expenses incurred in connection with that patent application or patent prior to the expiration of the sixty (60) day notice.  For purposes of clarity, in the event LICENSEE elects to surrender or abandon any patent application or patent in Licensed Patents, such application or patent will be excluded from the definition of Licensed Patents.

6.2                               Patent Cooperation.  Each Party will provide the other Party with copies of all substantive communications from all patent offices regarding patent applications or patents the filing or maintenance of which they are responsible for pursuant to Section 6.1 above, promptly after the receipt thereof.  Each Party will provide the other Party with copies of all proposed substantive communications to such patent offices regarding patent applications or patents the filing or maintenance of which they are responsible for pursuant to Section 6.1 above, in sufficient time before the due date in order to enable the other Party an opportunity to comment on the content thereof.  Each Party shall consider in good faith

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

and incorporate any reasonable comment of the other Party on any patent filing for the Licensed Patents.

ARTICLE VII
INFRINGEMENT

7.1                               Notice.  During the term of this Agreement, each Party will promptly report in writing to the other Party any actual or threatened infringement of the Licensed Patents of which it becomes aware, and will provide the other Party with all available evidence supporting such actual or threatened infringement (“Infringement Notice”).  The Parties will reasonably cooperate with each other to terminate or settle that infringement without litigation.

7.2                               Suit Initiation.

(a)                                 If within one hundred and twenty (120) days from the date of the Infringement Notice the alleged infringement is not terminated or settled, LICENSEE will have the right to commence an infringement action anywhere in the world at its own expense, provided LICENSEE gives TUFTS sufficient advance notice of its intent to take such action and the reasons therefore.  TUFTS will cooperate with LICENSEE in bringing and pursuing such action as reasonably requested and at LICENSEE’s expense.  Further, LICENSEE will keep TUFTS promptly informed, will from time to time consult with TUFTS regarding the status of any action and will provide TUFTS with copies of all documents filed in, and all written communications relating to, such suit.  TUFTS may, at its option and expense, join LICENSEE in such action.

(b)                                 If within one hundred and eighty (180) days from the date of the Infringement Notice, the alleged infringement is not terminated or settled and LICENSEE has failed to bring any action against the alleged or actual infringer, then TUFTS will have the right to bring an action against the alleged or actual infringer at its own expense.  LICENSEE will cooperate with TUFTS in bringing and pursuing such action as reasonably requested by TUFTS, and at TUFTS’ expense.  Further, TUFTS will keep LICENSEE promptly informed, will from time to time consult with LICENSEE regarding the status of any action and will provide LICENSEE with copies of all documents filed in, and all written communications relating to, such suit.  LICENSEE may, at its option and expense, join TUFTS in such action.

7.3                               Litigation by LICENSEE.  LICENSEE will have the sole and exclusive right to select counsel for any suit referred to in Section 7.2(a) of this Agreement and will, except as provided herein, pay all expenses of the suit, including without limitation attorneys’ fees and court costs.  If necessary, TUFTS will join as a party to the suit but will be under no obligation to participate except to the extent that such participation is required as the result of being a named party to the suit.  TUFTS will offer reasonable assistance to LICENSEE in connection therewith at no charge to LICENSEE except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

assistance.  TUFTS will have the right to participate in any such suit and be represented by its own counsel at its own expense.  LICENSEE will not settle any such suit involving rights of TUFTS without obtaining the prior written consent of TUFTS, which consent will not be unreasonably withheld.

7.4                               Litigation by TUFTS.  In exercising its rights pursuant to Section 7.2(b) of this Agreement, TUFTS will have the sole and exclusive right to select counsel and will, except as provided herein, pay all expenses of the suit including without limitation attorneys’ fees and court costs.  If necessary, LICENSEE will join as a party to the suit but will be under no obligation to participate except to the extent that such participation is required as a result of being a named party to the suit.  At TUFTS’ request, LICENSEE will offer reasonable assistance to TUFTS in connection therewith at no charge to TUFTS except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance.  LICENSEE will have the right to participate in any such suit and be represented by its own counsel at its own expense. TUFTS will not settle any such suit involving rights of LICENSEE without obtaining the prior written consent of LICENSEE, which consent will not be unreasonably withheld.  With respect to the settlement of any infringement prosecuted by TUFTS, LICENSEE will, at the request of TUFTS, negotiate in good faith a sublicense with the allegedly infringing party and will pay over to TUFTS any payments (whether or not designated as “royalties”) made by the alleged infringer to LICENSEE up to the amount of TUFTS’ un-reimbursed litigation expenses, including but not limited to reasonable attorneys’ fees.

7.5                               Recoveries and Reimbursement.  Recoveries or reimbursements from infringement actions commenced by LICENSEE pursuant to Sections 7.2(a) will be distributed as follows:  (a) LICENSEE and TUFTS will be reimbursed litigation expenses, including but not limited to reasonable attorneys’ fees; (b) TUFTS will be reimbursed for any royalties and payments past due; and (c) any remaining recoveries or reimbursements will be divided equally between TUFTS and LICENSEE. LICENSEE and TUFTS agree to negotiate in good faith an appropriate compensation to TUFTS for any non-cash settlement or non-cash cross-license.  Recoveries and reimbursements from infringement actions commenced by TUFTS pursuant to Section 7.2(b) will be retained by TUFTS.

7.6                               Claimed Infringement.  In the event that a third party at any time provides written notice of a claim to, or brings an action, suit or proceeding against, TUFTS or LICENSEE or any of LICENSEE’s Affiliates or Sublicensees, claiming infringement of its patent rights, based upon an assertion or claim arising out of the manufacture, use or sale of Licensed Products or Licensed Services, such Party will promptly notify the other Party of the claim or the commencement of such action, suit or proceeding, enclosing a copy of the claim and all papers served.  Each Party agrees to make available to the other Party its advice and counsel regarding the technical merits of any such claim.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE VIII
CONFIDENTIALITY

8.1                               Non-Disclosure and Non-Use.  Each receiving Party agrees to maintain in confidence the disclosing Party’s Confidential Information and not to disclose, publish or otherwise communicate such Confidential Information.  A receiving Party may disclose the disclosing Party’s Confidential Information only on a need to know basis to its Affiliates and Sublicensees or potential Sublicensees, as the case may be, and to their respective employees and consultants, in each case, who are under written obligations of confidentiality to the receiving Party at least as stringent as those set forth herein.  A receiving Party agrees to use the same degree of care in protecting the disclosing Party Confidential Information at it uses to protect its own Confidential Information.  The provisions of this Section 8.1 will not apply to any Confidential Information disclosed hereunder which:

(a)                                 was known or used by the receiving Party or any of its Affiliates or Sublicensees or potential Sublicensees prior to its date of disclosure to the receiving Party, as demonstrated by competent evidence of the receiving Party;

(b)                                 either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party or any of its Affiliates or Sublicensees or potential Sublicensees by an independent, unaffiliated third party rightfully in possession of the Confidential Information; or

(c)                                  either before or after the date of the disclosure to the receiving Party becomes published or generally known to the public through no fault or omission on the part of the receiving Party or its Affiliates or Sublicensees; or

(d)                                 is independently developed by the receiving Party or any of its Affiliates or Sublicensees or potential Sublicensees without reference to the Confidential Information of the disclosing Party.

If required, the receiving Party may disclose the Confidential Information of the disclosing Party to comply with applicable laws or regulations, to defend or prosecute litigation, to file for patent protection, or to file for regulatory approval to test or market Licensed Products or Licensed Services; provided, however, that, where available, the receiving Party takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

ARTICLE IX
REPRESENTATIONS, WARRANTIES AND LIMITATIONS

9.1                               TUFTS represents and warrants that:

(a)                                 it is the owner by assignment of all Licensed Patents and Technology;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)                                 it is a corporation organized and existing under the laws of the Commonwealth of Massachusetts and has the power and authority to enter into this Agreement;

(c)                                  it has not granted any rights in the Licensed Patents to any third party that is inconsistent with the grant of rights in this Agreement;

(d)                                 its execution and delivery of this Agreement and its performance by TUFTS will not result in any breach or violation of, or constitute a default under, any agreement, instrument, judgment or order to which TUFTS is a party or by which it is bound; and

(e)                                  it has taken all necessary action to authorize the execution and delivery of this Agreement by its representatives who carried out such execution and delivery, and to authorize the performance of its obligations hereunder.

9.2                               Other than as set forth in Section 9.1 above, TUFTS MAKES NO REPRESENTATIONS AND EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR EXPRESS WARRANTIES AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF LICENSED PATENTS AND TECHNOLOGY SUPPLIED BY TUFTS.  Further, TUFTS does not warrant the validity of the Licensed Patents and makes no representations whatsoever with regard to the scope of the Licensed Patents or that the Licensed Patents may be exploited by LICENSEE, its Affiliates or Sublicensees without infringing other patents.

9.3                               LICENSEE represents and warrants that:

(a)                                 it is a corporation organized and existing under the laws of Delaware and has the power and authority to enter into this Agreement;

(b)                                 it has taken all necessary action to authorize its execution and delivery of this Agreement by its representatives who carried out such execution and delivery, and to authorize the performance of its obligations hereunder; and

(c)                                  it is prepared and intends to diligently develop products under the Licensed Patents and to bring Licensed Products and Licensed Services to market.

9.4                               Limitation of Liability.  In no event will TUFTS be liable for any incidental, consequential, special or punitive damages resulting from the sale of the Licensed Products, the use of the Licensed Patents or LICENSEE’s exercise of any other rights under this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE X
EXPIRATION AND TERMINATION

10.1                        Expiration.  This Agreement is effective as of the Effective Date and unless sooner terminated under this Section 10, will expire at the end of the term as specified in Section 3.2.

10.2                        TUFTS Termination Rights.  TUFTS may, at its election, either: (a) terminate this Agreement; or (b) convert LICENSEE’s exclusive license rights under Section 3.1 above, into non-exclusive rights, upon the occurrence of any one or more of the following events:

(a)                                 LICENSEE does not make an undisputed payment hereunder and fails to cure such non-payment within sixty (60) days from the date of written notice thereof by TUFTS;

(b)                                 LICENSEE is in breach of any other material provision of this Agreement that is not subject to Section 12.1 and fails to remedy such material breach within sixty (60) days after written notice thereof by TUFTS;

(c)                                  LICENSEE does not demonstrate diligent development pursuant to Section 4.1;

(d)                                 LICENSEE is found, on five (5) separate Audits, to have under reported or under paid in excess of the thresholds set forth in Section 5.10 of this Agreement;

(e)                                  LICENSEE ceases to carry on the business related to the subject matter covered by the Licensed Patents directly or through a Sublicensee or its Affiliates; or

(f)                                   LICENSEE is adjudged insolvent, makes an assignment for the benefit of creditors or has a petition in bankruptcy filed for or against it that is not removed within sixty (60) days. Such termination will be effective immediately upon TUFTS giving written notice to LICENSEE.

10.3                        LICENSEE’s Termination Rights.  LICENSEE may terminate this Agreement and/or either or both its rights to the Licensed Patents and Technology in any country by giving TUFTS sixty (60) days prior written notice and paying TUFTS all sums then due and payable.

10.4                        Consequences of Termination.  Upon termination of this Agreement for any reason:

(a)                                 all rights of LICENSEE and its Affiliates to make, use, sell or import Licensed Products and Licensed Services or practice Licensed Patents will cease immediately;

(b)                                 LICENSEE will discontinue, and will cause its Affiliates to discontinue the manufacture, use, marketing and sale of the Licensed Products and Licensed

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Services, except that if LICENSEE or its Affiliates: (1) then possess, have started the manufacture of or have accepted binding orders for Licensed Products, LICENSEE and its Affiliates will have the right to sell their inventories, complete the manufacture of and market and sell the finished Licensed Products to the extent necessary to dispose of those inventories and fill those orders and (2) then possesses, have started or have accepted binding orders for Licensed Services, LICENSEE and its affiliates will have the right to complete such Licensed Services, subject at all times, to LICENSEE’s obligation to TUFTS the royalty payments under Section 5.6 and to deliver the reports required under Section 5.8 of this Agreement;

(c)                                  LICENSEE and its Affiliates will not be discharged from any liability or obligation to TUFTS that arose or became due or payable before the effective date of termination;

(d)                                 each Party, and their respective Affiliates, will promptly return or destroy the Confidential Information of the other Party and will deliver a certificate signed by one of its authorized officers that it has done so;

(e)                                  all rights licensed or transferred by TUFTS to LICENSEE under this Agreement will revert to TUFTS, and LICENSEE agrees to execute and deliver all instruments necessary or desirable to re-vest those rights in TUFTS; and

(f)                                   Sections 2, 3.3(c), 5.8, 5.9, 5.10, 6.1, 7, 8, 9, 10.4, 11 and 12 of this Agreement will survive.

ARTICLE XI
INDEMNIFICATION AND INSURANCE

11.1                        Indemnification.  LICENSEE agrees to indemnify, hold harmless and defend TUFTS and its current and former directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, Affiliates and agents and their respective successors, heirs and assigns (collectively, the “TUFTS Indemnitees”), against any liability, damage, loss or expenses (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the TUFTS Indemnitees or any of them in connection with any third party claims, suits, actions, demands or judgments arising out of: (a) any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any Licensed Product; (b) the negligence or willful misconduct of the LICENSEE; or (c) LICENSEE’s breach of this Agreement (“Covered Claims”). LICENSEE will not be responsible for the indemnification or defense of the TUFTS Indemnitees to the extent a Covered Claim is caused by the negligence or willful misconduct of any TUFTS Indemnitees.  TUFTS will notify LICENSEE of any Covered Claim hereunder and LICENSEE will, at its own expense, provide attorneys reasonably acceptable to TUFTS to defend against such Covered Claim.  The TUFTS Indemnitees will cooperate with LICENSEE and may, at TUFTS option and expense, be represented in such action or proceeding by counsel of their own

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

choosing. LICENSEE agrees not to settle any Covered Claim without the written consent of TUFTS.

11.2                        Insurance.  LICENSEE will comply, and will cause its Affiliates and Sublicensees to comply, at all times, through insurance or self-insurance, with all statutory workers’ compensation and employers’ liability requirements covering any and all employees and consultants of LICENSEE or its Affiliates or Sublicensees, as the case may be, with respect to activities performed under this Agreement.  In addition to the foregoing, LICENSEE will maintain, and will cause its Affiliates and Sublicensees to maintain, during the term of this Agreement and at all times thereafter until the expiration of all applicable statutes of limitation pertaining to any the manufacture, marketing, possession, use, sale or other disposition of any Licensed Products or Licensed Services, Comprehensive General Liability Insurance, including Products Liability Insurance commencing immediately prior to the First Commercial Sale, with reputable and financially secure insurance carrier(s) to cover the activities of LICENSEE, its Affiliates and Sublicensees hereunder, as the case may be.  Such insurance will provide minimum limits of liability of [***] and will include the TUFTS Indemnitees as additional insureds.  Such insurance will be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and should be placed with carriers with ratings of at least A VIII or better as rated by A.M. Best.  Within thirty (30) days of the Effective Date, LICENSEE will furnish, and will cause its Affiliates to furnish, to TUFTS a Certificate of Insurance evidencing primary coverage and additional insured requirements and requiring thirty (30) days prior written notice of cancellation or material change.  All such insurance of LICENSEE and its Affiliates will be primary coverage; insurance of TUFTS will be excess and noncontributory.

ARTICLE XII
MISCELLANEOUS

12.1                        Dispute Resolution.  In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, the parties will try to settle such conflict amicably between themselves.  Subject to the limitation stated in the final sentence of this section, any such conflict which the parties are unable to resolve promptly will be settled through arbitration conducted in accordance with the rules of the American Arbitration Association.  The demand for arbitration will be filed within a reasonable time after the controversy or claim has arisen, and in no event after the date upon which institution of legal proceedings based on such controversy or claim would be barred by the applicable statute of limitation.  Such arbitration will be held in Boston, Massachusetts.  The award through arbitration will be final and binding.  Either Party may enter any such award in a court having jurisdiction or may make application to such court for judicial acceptance of the award and an order of enforcement, as the case may be.  Notwithstanding the foregoing, either Party may, without recourse to arbitration, assert against the other Party a third party claim or cross-claim in any action brought by a third party, to which the subject matter of this Agreement may be relevant.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.2                        No restriction.  LICENSEE may not in any way restrict the rights of TUFTS, other universities or non-profit institutions, or their faculty, staff, students, or employees from publishing the results of their research related to the Licensed Patents.

12.3                        Publicity Restrictions.  Neither LICENSEE, its Affiliates nor its Sublicensees will use TUFTS’ name or insignia, or any adaptation of them, or the name of any of TUFTS’ faculty and staff, in any advertising, promotional or sales literature without the prior written approval of TUFTS, such approval not to be unreasonably withheld.  Notwithstanding the foregoing, LICENSEE (a) may disclose information without the consent of TUFTS in any prospectus, offering memorandum, or other document filing required by applicable securities laws or other applicable law or regulation and (b) make general descriptions of this Agreement as may be desired by LICENSEE for purposes of obtaining financing.

12.4                        Assignment.  Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Party, except to a person or entity who acquires all or substantially all of the business to which this Agreement relates of the assigning Party by merger, sale of assets or otherwise.

12.5                        Governing Law; Jurisdiction.  This Agreement will be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflict of laws rules or principles.  Subject to Section 12.1 of this Agreement, any dispute or issue arising hereunder, including any alleged breach by any Party, will be heard, determined and resolved by an action commenced in the state or federal courts in Boston, Massachusetts, which the parties hereby agree will have proper jurisdiction over the issues and the parties.  TUFTS and LICENSEE hereby agree to submit to the jurisdiction of the state or federal courts in Boston, Massachusetts and waive the right to make any objection based on jurisdiction or venue.

12.6                        Waiver.  The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party will not be construed as a waiver of any succeeding breach of the same or any other provision, nor will any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

12.7                        Notices.  Any notice or other communication required or permitted under this Agreement will be properly addressed to the other Party as set forth below and will be:  (a) hand delivered; (b) mailed, postage prepaid, first class, certified mail, return receipt requested; (c) sent, shipping prepaid, receipt requested via a reputable courier service; or (d) dispatched by facsimile, if promptly confirmed by one of the preceding notice mechanisms.  Either Party may change its address to which notices will be sent by giving notice to the other Party in accordance with the terms of this Section 12.7.

For notices, communications and payment to TUFTS:

Director

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Office for Technology Licensing and Industry Collaboration

Tufts University

136 Harrison Avenue (75K-950)

Boston, MA 02111

Fax:  617-636-2917

Courier services address:

75 Kneeland Street, Suite 950

Boston, MA 02111

For notices, communications and invoices to LICENSEE:

Digital Genomics, Inc.

c/o Flagship Ventures

1 Memorial Drive, 7th Floor

Cambridge, MA 02124

12.8                        No Agency.  Nothing herein will be deemed to constitute either Party as the agent or representative of the other Party or both Parties as joint venturers or partners for any purpose.  Neither Party will be responsible for the acts or omissions of the other Party and neither Party will have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

12.9                        Entire Agreement.  This Agreement contains the full understanding of the Parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating thereto.  No waiver, alteration or modification of any of the provisions hereof will be binding unless made in writing and signed by the Parties by their respective officers thereunto duly authorized.

12.10                 Severability.  In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions will not be affected, and the rights and obligations of the Parties will be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.

12.11                 Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns.

12.12                 Headings.  This Agreement contains headings only for convenience and the headings do not constitute or form a part of this Agreement, and should not be used in the construction of this Agreement.

12.13                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Agreement as of the Effective Date.

TUFTS UNIVERSITY		DIGITAL GENOMICS, INC.

By:	/s/ Margaret Newell	By:	/s/ Nick Naclerio
Name: Margaret Newell		Name: Nick Naclerio
Title: Vice Provost		Title: President

Date:	6/18/07	Date:	6/18/07

Signature Page to Exclusive License Agreement

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

APPENDIX A
LICENSED PATENTS

The following comprise Licensed Patents:

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix A-1

APPENDIX B
PERFORMANCE MILESTONES

The following comprise performance milestones to be met by LICENSEE:

Performance Milestone

1.                                                                                                                                      [***]

2.                                                                                                                                      [***]

3.                                                                                                                                      [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix B-1

APPENDIX C
FORM OF ANNUAL PROGRESS REPORT

To:  Tufts University

From:  [licensee]

Date:  [date]

Period Covered by Report:  [date] through [date] (the “Reporting Period”).

This Annual Progress Report is provided by LICENSEE to TUFTS pursuant to the License Agreement dated [             ].

1.                                      A copy of LICENSEE’s development plan in effect for the Reporting Period covered by this report is attached as Appendix A.

2.                                      LICENSEE’s discussion of the results for the Reporting Period is attached to this report as Exhibit B.  That discussion should include, among other things, LICENSEE’s explanation for any material difference in LICENSEE’s achievement of progress from what was set forth in the then current development plan.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix C-1

AMENDMENT AGREEMENT

This amendment (“Amendment Agreement”) is dated and effective as of April 29, 2013 (the “Amendment Effective Date”), and is made by and between the TRUSTEES OF TUFTS COLLEGE, a/k/a TUFTS UNIVERSITY, a Massachusetts non-profit educational corporation having offices at the Office of Technology Licensing and Industry Collaboration, 136 Harrison Avenue, Boston, MA 02111 (“Tufts”), and QUANTERIX CORPORATION (f/k/a Digital Genomics, Inc.), a Delaware corporation with a principal place of business at 113 Hartwell Avenue, Lexington, MA 02421 US (“Licensee”) (individually the “Party” or collectively the “Parties”).

Purpose

WHEREAS, the Parties desire to amend the Exclusive License Agreement entered into between the Parties on June 18th, 2007 (“Exclusive License Agreement”), and, in consideration for this Amendment Agreement, Licensee has agreed to issue to Tufts shares of its non-voting Series C-1 Preferred Stock, par value $0.001 per share (the “Series C-1 Preferred Stock”);

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tufts and Licensee hereby agree as follows:

1.              Definitions

Capitalized terms not specifically defined herein shall have the meanings set forth in the Exclusive License Agreement.

2.              Exclusive License Agreement Amendment

2.1                               Section 5.4 of the Exclusive License Agreement shall be deleted and replaced in its entirety as follows:

5.4                         License Maintenance and Sublicense Partnership Fees:

(a)                                 So long as LICENSEE is sponsoring at least [***] of research in the laboratory of David Walt through the Sponsored Research Agreement, a license maintenance fee shall be waived.  If LICENSEE does not sponsor such research, LICENSEE shall pay a non-refundable annual license maintenance of [***] beginning with the one year anniversary of the termination of the Sponsored Research Agreement and on each anniversary thereafter.  Except as provided in Section 4.2 above, these fees will be fully creditable against earned royalties payable in the same calendar year in which the license maintenance fee is due.

(b)                                 LICENSEE shall pay to TUFTS a one-time non-refundable milestone payment of [***] for each sublicense granted by LICENSEE pursuant to Section 3.3.  Notwithstanding anything to the contrary in this Section 5.4(b) of this Agreement, the Parties acknowledge and agree that LICENSEE shall not be required to pay such milestone payment as a result of the sublicense granted by LICENSEE in that certain Joint Development and License Agreement, dated November 14, 2012, by and between LICENSEE and bioMérieux SA (the “JDLA”).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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2.2                               Section 5.5 of the Exclusive License Agreement shall be deleted and replaced in its entirety as follows:

5.5                         Sublicense Income:

(a)                                 Except as set forth in Section 5.5(b) of this Agreement, in the event that, pursuant to Section 3.3 of this Agreement, LICENSEE grants a sublicense under its rights in Section 3.1 of this Agreement and receives Sublicense Income from a Sublicensee in respect of such grant within the period set forth below under the heading “Calendar Year,” LICENSEE agrees to pay TUFTS a percentage of such Sublicense Income as follows:

CALENDAR YEAR	% OF SUBLICENSE INCOME PAYABLE TO TUFTS
Prior to December 31, 2017	[***]
2018	[***]
2019	[***]
2020	[***]
2021	[***]
2022 and all years thereafter until the expiration or termination of this Agreement pursuant to Article X of this Agreement.	[***]

(b)                                 Notwithstanding anything to the contrary in Section 5.5(a) of this Agreement, the Parties acknowledge and agree that with respect to the JDLA:

(i)             the [***] upfront payment contemplated by Section 5.2.1 of the JDLA shall be deemed to constitute Sublicense Income to the extent actually received by LICENSEE, and LICENSEE agrees to pay TUFTS an amount equal to [***] of any such Sublicense Income actually received by LICENSEE from bioMérieux SA; and

(ii)          each of the [***] milestone payments contemplated by Section 5.2.1 of the JDLA shall be deemed to constitute Sublicense Income to the extent actually received by LICENSEE, and LICENSEE agrees to pay TUFTS an amount equal to [***] of any such Sublicense Income actually received by LICENSEE from bioMérieux SA.

For the avoidance of doubt, any payments due under this Section 5.5(b) shall be in lieu of, and not in addition to, payments under Section 5.5(a).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(c)                                  For purposes of this Agreement, “Sublicense Income” means payments or other value that LICENSEE receives from a Sublicensee in consideration of a sublicense of the rights granted by TUFTS to LICENSEE under Section 3.1, including without limitation, license fees, royalties, milestone payments and license maintenance fees, but excluding: (i) payments made in consideration for the issuance of equity or debt securities of LICENSEE, to the extent they are issued at fair market value, (ii) payments for or reimbursement of patent prosecution, defense enforcement and maintenance and/or other related expenses, (iii) amounts paid as reimbursement for specific costs or fully burdened employee expenses within the preceding twelve months or payments specifically committed to the future research, commercialization or development of Licensed Products and Licensed Services, and (iv) for avoidance of doubt, Net Sales of Licensed Products and Licensed Services sold or provided by Sublicensees.

2.3                               Section 5.8 of the Exclusive License Agreement shall be deleted and replaced in its entirety as follows:

5.8                         Reports and Payment:

(a)                                 Sublicense Income.  Within sixty (60) days of the end of each Calendar Quarter during the term of this Agreement following the execution by LICENSEE of each Sublicense Agreement, LICENSEE will deliver to TUFTS:  (i) a written report showing the Sublicense Income received from any such Sublicensees, if any, its computation of Sublicense Income due under this Agreement and the amounts of any permissible deductions; and (ii) payment of the Sublicense Income shown to be due under this Agreement for such Calendar Quarter.

(b)                                 Royalty Payments.  LICENSEE will report to TUFTS the date of the First Commercial Sale within thirty (30) days of occurrence.  During the term of this Agreement, commencing with the Calendar Quarter in which the First Commercial Sale of a Licensed Product or Licensed Service occurs, within sixty (60) days after the end of each Calendar Quarter, LICENSEE will deliver to TUFTS:  (i) a written report showing its computation of royalties due under this Agreement for such Calendar Quarter on a country-by-country, product-by-product and service-by-service basis; and (ii) payment of the royalties shown to be due under this Agreement for such Calendar Quarter.

All payments due hereunder will be payable in United States Dollars, by check or wire transfer, and will be deemed received when funds are credited to TUFTS’ bank account as follows:

Bank:	[***]
Account Name:	[***]
Account Number:	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

3

ABA#:	[***]
SWIFT Code:	[***]
CHIPS Participant#:	[***]

Late payments will be subject to a charge of [***] per month, or, if greater, the maximum rate of interest that can be charged under applicable law.  With respect to sales of Licensed Products or Licensed Services invoiced in United States Dollars, the sales and royalties payable will be expressed in United States Dollars.  With respect to sales of Licensed Products or Licenses Services invoiced in a currency other than United States Dollars, the sales and royalties payable will be expressed in their United States Dollar equivalent calculated using the applicable conversion rates for buying United States Dollars published by The Wall Street Journal on the last business day of the Calendar Quarter to which the royalty report relates.  All reports provided by LICENSEE under this Section 5.9 shall be certified by an executive officer of LICENSEE as being true, correct and complete on the date provided.

2.4                                                       Performance Milestone #3 in Appendix B of the Exclusive License Agreement shall be deleted and replaced in its entirety as follows:

3.                                      [***].

3.              Cash Payments

3.1                                                       In view of the modification to Section 5.5 as set forth in Section 2.2 of this Amendment Agreement, Licensee shall pay to Tufts the amount owed to Tufts pursuant to Section 5.5(b)(i) within fifteen (15) days of the Amendment Effective Date.

3.2                                                       In view and consideration of the modification to Performance Milestone #3 in Appendix B of the Exclusive License Agreement as set forth in Section 2.3 of this Amendment Agreement, and pursuant to Section 4.2 of the Exclusive License Agreement, LICENSEE shall pay to TUFTS [***] within thirty (30) days of the Amendment Effective Date.

4.              Equity Issuance

4.1                                                       As further consideration for the Amendment Agreement and within a reasonable time following the Amendment Effective Date, Licensee agrees to issue to Tufts five hundred forty-four thousand three hundred thirty-two (544,332) shares of Series C-1 Preferred Stock (the “Shares”).

4.2                                                       Tufts represents, warrants and acknowledges that: (i) Tufts has had an opportunity to ask questions of and receive answers from a Licensee representative concerning the terms and conditions of this investment; (ii) Tufts is acquiring the Shares with Tufts’ own funds, for Tufts’ own account for the purpose of investment, not as a nominee or agent, and not with a view to any resale or other distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares, and has not been formed for the specific purpose of acquiring the Shares; (iii) Tufts is a sophisticated investor with such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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the Shares and that Tufts is able to and must bear the economic risk of the investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act, and therefore, cannot be offered or sold unless they are subsequently registered under the Securities Act and qualified by state authorities, or an exemption from such registration is available; (iv) Tufts is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; and (v) neither Tufts, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder engaged in any general solicitation, or published any advertisement in connection with the offer of the Shares.  Furthermore, Licensee may place legends on any stock certificate representing the Shares with the securities laws and contractual restrictions thereon and issue related stop transfer instructions.  Tufts understands that no public market now exists for the Shares, and that the Licensee has made no assurances that a public market will ever exist for the Shares.  Tufts acknowledges that the Shares have not been registered under the Securities Act, nor registered pursuant to the provisions of the securities laws or other laws of any other applicable jurisdictions, in reliance on exemptions for private offerings contained in Section 4(2) of the Securities Act and in the laws of such jurisdictions.  Tufts further understands that Licensee has no intention and is under no obligation to register the Shares under the Securities Act or to comply with the requirements for any exemption that might otherwise be available, or to supply Tufts with any information necessary to enable Tufts to make routine sales of the Shares under Rule 144 of the Securities Act or any other rule of the Securities and Exchange Commission.

4.3                                                       Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Licensee has all requisite corporate power and authority to own its properties, to carry on its business as presently conducted and to enter into and perform this Amendment Agreement.  Licensee is duly licensed or qualified to do business as a foreign corporation in each jurisdiction wherein the character of its property, or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so licensed or qualified would not have, or be reasonably likely to have, a material adverse effect on the assets, liabilities, condition (financial or other), business, results of operations or prospects of Licensee.

4.4                                                       The Shares, when issued in accordance with the terms hereof, shall be duly authorized, validly issued, fully paid and non-assessable.

4.5                                                       As a condition to the issuance of the Shares, Tufts agrees to enter into, be bound by and be subject to the terms of the Amended and Restated Stockholders Agreement, by and between the Licensee and the parties named therein, in substantially the form attached hereto as Appendix A.

5.              Effect of Amendment Agreement

This Amendment Agreement supplements and amends the Exclusive License Agreement as of the Amendment Effective Date, and the Exclusive License Agreement, together with this Amendment Agreement, shall henceforth be read together and shall have effect so far as practicable as though all the provisions thereof and hereof were contained in one instrument.  The Exclusive License Agreement, as supplemented and amended hereby, shall continue in full force and effect for the remainder of the term thereof in accordance with the terms thereof and hereof.

[SIGNATURE PAGE FOLLOWS]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment Agreement to be executed by their duly authorized representatives as of the Amendment Effective Date.

TUFTS UNIVERSITY		QUANTERIX CORPORATION

By:	/s/ Diane L. Souvaine	By:	/s/ Paul Chapman
Name:	Diane L. Souvaine	Name:	Paul Chapman
Title:	Vice Provost for Research	Title:	President

Signature Page to Amendment Agreement

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.